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                                  EXHIBIT 99.2

                  FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

         The Company believes that it has qualified and intends to remain qualified to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Code, commencing with the taxable period beginning March 26, 1994 and ending December 31, 1994. The following discussion addresses the material tax considerations relevant to the taxation of the Company and summarizes certain federal income tax consequences that may be relevant to certain shareholders. However, the actual tax consequences of holding particular securities being issued by the Company may vary in light of a prospective holder's particular facts and circumstances. Certain holders, such as tax-exempt entities, insurance companies and financial institutions, are generally subject to special rules. In addition, the following discussion does not discuss issues under any foreign, state or local tax laws. The tax treatment of a holder of any of the securities offered by the Company will vary depending upon the terms of the particular securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address aspects of federal income taxation relating to holders of particular securities. Any additional federal income tax considerations relevant to holders of particular securities will be provided in the applicable Prospectus and/or Prospectus Supplement relating thereto. Waller Lansden Dortch & Davis, A Professional Limited Liability Company, has acted as tax counsel to the Company in connection with this summary. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. No rulings have been obtained or are expected to be obtained from the IRS concerning any of the matters discussed herein. It should be noted that the Code, rules, regulations, and administrative and judicial interpretations are all subject to change (possibly on a retroactive basis).

         EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS AND/OR PROSPECTUS SUPPLEMENT, AS WELL AS WITH HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE COMPANY'S SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         It is the opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, that the Company is organized and is operating in conformity with the requirements for qualification and taxation as a REIT commencing with the Company's taxable year ending December 31, 1994, and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters including, but not limited to, those set forth below in this discussion and those concerning its business and properties as set forth in any applicable Prospectus and/or Prospectus Supplement. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, the various income, asset,





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distribution, stock ownership and other tests discussed below, the results of which will not be reviewed by Waller Lansden Dortch & Davis, A Professional Limited Liability Company. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements.

         If the Company initially failed to elect or qualify for taxation as a REIT or ceases to qualify as a REIT, and the relief provisions do not apply, the Company's income that is distributed to shareholders would be subject to the "double taxation" on earnings (once at the corporate level and again at the shareholder level) that generally results from investment in a corporation. Failure to qualify and to maintain qualification as a REIT would force the Company to reduce significantly its distributions and possibly incur substantial indebtedness or liquidate substantial investments in order to pay the resulting corporate taxes. In addition, the Company, once having obtained REIT status and having lost such status, would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to maintain its qualification was due to reasonable cause and not willful neglect, and certain other requirements were satisfied. In order to elect to again be taxed as a REIT, just as with the original election, the Company would be required to distribute all of its earnings and profits accumulated in any non-REIT taxable year.

         The Company intends to conduct its affairs so that the assets of the Company will not be deemed to be "plan assets" of any individual retirement account, employee benefit plan subject to Title I of ERISA, or other qualified retirement plan subject to Section 4975 of the Code which acquires its shares. The Company believes that, under present law, its distributions do not create so called "unrelated business taxable income" to tax-exempt entities such as pension trusts, subject, however, to certain rules which, generally, apply to a REIT predominantly owned by pension trusts each holding more than 10% of such REIT's shares or to a REIT which is at least 25% owned by a single pension trust. The Company does not believe that these special rules currently apply to the Company's distributions.

TAXATION OF THE COMPANY

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal income taxes on that portion of its ordinary income or capital gain that is currently distributed to shareholders.

         However, the Company will be subject to federal income tax as follows:
First, the Company will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Fourth, any net income that the Company has from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business) will be subject to a 100%





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tax.  Fifth, if the Company should fail to satisfy either the 75% or 95% gross income tests (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income tests.
Sixth, if the Company fails to distribute during each year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, then the Company will be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, to the extent that the Company recognizes gain from the disposition of an asset with respect to which there existed "built-in gain" as of January 1, 1994 and such disposition occurs within a 10-year recognition period beginning January 1, 1994, the Company will be subject to federal income tax at the highest regular corporate rate on the amount of its "net recognized built-in gain." The Company estimates that on January 1, 1994, the aggregate "built-in gain" was approximately $12.1 million. The Company may offset any net recognized built-in gain by available net operating loss carryforwards. On January 1, 1994, the Company had approximately $2.7 million in net operating loss carryforwards which expire at various dates through 2007. As a part of the formation transactions effectuated in connection with its initial public offering, the Company exchanged certain parcels of land for other real property with J. Donald Nichols. In the event the IRS disqualifies that like-kind exchange, the Company could incur built-in gains tax. Management of the Company will consider this tax effect when determining whether it is in the best interest of the Company to sell a specific piece of real property.

REQUIREMENTS FOR QUALIFICATION AS A REIT

         To qualify as a REIT for a taxable year under the Code, the Company must have no earnings and profits accumulated in any non-REIT year. The Company also must have in effect an election to be taxed as a REIT and must meet other requirements, some of which are summarized below, including percentage tests relating to the sources of its gross income, the nature of the Company's assets and the distribution of its income to shareholders. Such election, if properly made and assuming continuing compliance with the qualification tests described herein, will continue in effect for subsequent years.

ORGANIZATIONAL REQUIREMENTS AND SHARE OWNERSHIP TESTS

         Section 856(a) of the Code defines a REIT as a corporation, trust or association; (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable, but for Sections 856 through 860 of the Code, as an association taxable as a domestic corporation; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons, determined without reference to any rules of attribution (the "share ownership test"); (6) that during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain





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entities) (the "five or fewer test"); and (7) which meets certain other tests, described below, regarding the nature of its income and assets.

         Section 856(b) of the Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of fewer than 12 months. The "five or fewer test" and the share ownership test do not apply to the first taxable year for which an election is made to be treated as a REIT.

         The Company has issued sufficient shares to a sufficient number of people pursuant to its initial public offering to allow it to satisfy the share ownership test and the five or fewer test. In addition, to assist in complying with the five or fewer test, the Company's Charter contains certain provisions restricting share transfers where the transferee (other than the Nichols, members of their families and certain affiliates, and certain exceptions specified in the Charter) would, after such transfer, own (a) more than 8% either in number or value of the outstanding Common Stock of the Company or (b) more than 8% either in number or value of the outstanding Preferred Stock of the Company. Pension plans and certain other tax exempt entities will have different restrictions on ownership. If, despite this prohibition, stock is acquired increasing a transferee's ownership to over 8% in value of either the outstanding Common Stock of the Company or Preferred Stock of the Company, the stock in excess of the 8% is deemed to be held in trust for transfer at a price which does not exceed what the purported transferee paid for the stock and, while held in trust, the stock is not entitled to receive dividends or to vote. In addition, under these circumstances, the Company also has the right to redeem such stock.

         Under the Revenue Reconciliation Act of 1993, for purposes of determining whether the "five or fewer test" (but not the share ownership test) is met, any stock held by a qualified trust (generally pension plans, profit-sharing plans and other employee retirement trusts) generally is treated as held directly by the trust's beneficiaries in proportion to their actuarial interests in the trust, and not held by the trust.

INCOME TESTS

         In order to maintain qualification as a REIT, three gross income requirements must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale) must be derived directly or indirectly from investments relating to real property (including "rents from real property") or mortgages on real property. When the Company receives new capital in exchange for its shares (other than dividend reinvestment amounts) or in a public offering of debt instruments with maturities of five years or longer, income attributable to the temporary investment of such new capital, if received or accrued within one year of the Company's receipt of the new capital, is qualifying income under the 75% test. Second, at least 95% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale) must be derived from such real property investments, dividends, interest, certain payments under interest rate swap or cap agreements, and gain from the sale or other disposition of stock, securities not held for sale in the ordinary course of business or





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from any combination of the foregoing.  Third, short-term gain from the sale or other disposition of stock or securities, including, without limitation, dispositions of interest rate swap or cap agreements, and gain from certain prohibited transactions or from other dispositions of real property and mortgages on real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income. (This rule does not apply for a year in which the REIT is completely liquidated, as to dispositions occurring after the adoption of a plan of complete liquidation.) For purposes of these rules, income derived from a "shared appreciation provision" in a real estate backed mortgage is treated as gain recognized on the sale of the property to which it relates.

         The Company may temporarily invest its working capital in short-term investments, including shares in other REITs or interests in REMICs. Although the Company will use its best efforts to ensure that its income generated by these investments will be of a type which satisfies the 75% and 95% gross income tests, there can be no assurance in this regard (see the discussion above of the "new capital" rule under the 75% gross income test). Moreover, the Company may realize short-term capital gain upon sale or exchange of such investments, and such short-term capital gain would be subject to the limitations imposed by the 30% gross income test. The Company has analyzed its gross income through December 31, 1996 and has determined that it has met and generally expects to meet in the future the 75% and 95% gross income tests through the rental of the property it has and acquires, and by monitoring the sale of assets has not and does not expect to violate the 30% gross income test.

         In order to qualify as "rents from real property," the amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
The Code also provides that rents will not qualify as "rents from real property," in satisfying the gross income tests, if the REIT owns ten percent or more of the tenant, whether directly or under certain attribution rules.
The Company leases and intends to lease property only under circumstances such that substantially all, if not all, rents from such property qualify as "rents from real property." Although it is possible that a tenant could sublease space to a sublessee in which the Company is deemed to own directly or indirectly ten percent or more of the tenant, the Company believes that as a result of the provisions in the Charter limiting ownership to eight percent such occurrence would be unlikely. Application of the ten percent ownership rule is, however, dependent upon complex attribution rules provided in the Code and circumstances beyond the control of the Company. Ownership, directly or by attribution, by an unaffiliated third party of more than ten percent of the Company's stock and more than ten percent of the stock of any lessee or sublessee would result in a violation of the rule.

         In order to qualify as "interest on obligations secured by mortgages on real property," the amount of interest received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

         In addition, the Company must not manage its properties or furnish or render services to the tenants of its properties, except through an independent contractor from whom the Company derives no income. There is an exception to this rule permitting a REIT to perform directly certain





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"usually or customarily rendered "tenant services of the sort which a tax-exempt organization could perform without being considered in receipt of "unrelated business taxable income." The Company self-manages the properties, but does not provide services to tenants which it believes are outside the exception.

         If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Generally, this 15% test is applied separately to each lease. The portion of rental income treated as attributable to personal property is determined according to the ratio of the tax basis of the personal property to the total tax basis of the property which is rented. The determination of what fixtures and other property constitute personal property for federal tax purposes is difficult and imprecise. Based upon allocations of value as found in the purchase agreements and/or upon review by employees of the Company, the Company currently does not have and does not believe that is likely in the future to have 15% in value of any of its real properties classified as personalty. Waller Lansden Dortch & Davis, A Professional Limited Liability Company, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the allocations found in the purchase agreements and/or the conclusions of the Company and its senior management as to the proportionate value of the personalty. If, however, rent payments do not qualify, for reasons discussed above, as rents from real property for purposes of Section 856 of the Code, it will be more difficult for the Company to meet the 95% or 75% gross income tests and continue to qualify as a REIT.

         The Company is and expects to continue performing third-party management services. Such income does not qualify for the 95% or 75% test and the Company will continue to monitor the volume of such income to avoid violating the 95% and 75% gross income tests. The Company may, if necessary, provide such services through an affiliated entity to avoid failing to satisfy either the 95% or 75% gross income test. The Company presently has an affiliated entity which is engaged in development activities.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to know whether the Company would be entitled to the benefit of these relief provisions as the application of the relief provisions is dependent on future facts and circumstances. If these relief provisions apply, a special tax generally equal to 100% is imposed upon the net income attributable to the greater of the amount by which the Company failed the 75% or 95% gross income tests.





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ASSET TESTS

         At the close of each quarter of the Company's taxable year, it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must consist of real estate assets (including interests in real property and interests in mortgages on real property as well as its allocable share of real estate assets held by joint ventures or partnerships in which the Company participates), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those includable in the 75% asset class. Finally, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed five percent of the value of the Company's total assets, and the Company may not own more than ten percent of any one issuer's outstanding voting securities. The Company, however, may own 100% of the stock of a corporation if such stock is held by the Company at all times during such subsidiary's existence. Such a subsidiary is called a "qualified REIT subsidiary". Under that circumstance, the qualified REIT subsidiary is ignored and the assets, income, gain, loss and other attributes are treated as being owned or generated directly by the Company for federal tax purposes. The Company currently has two wholly owned qualified REIT subsidiaries.

         If the Company meets the 25% requirement at the close of any quarter, it will not lose its status as a REIT because of the change in value of its assets unless the discrepancy exists immediately after the acquisition of any security or other property which is wholly or partly the result of an acquisition during such quarter. Where a failure to satisfy the 25% asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of such quarter. The Company maintains and intends to continue to maintain adequate records of the value of its assets to maintain compliance with the 25% asset test, and to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.

         In order to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount equal to or greater than the excess of (A) the sum of (i) 95% of the Company's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income, if any, (after tax) from foreclosure property, over (B) the sum of certain non-cash income (from certain imputed rental income and income from transactions inadvertently failing to qualify as like-kind exchanges). These requirements may be waived by the IRS if the REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the four percent excise tax described below. To the extent that the Company does not distribute all of its net long-term capital gain and all of its "real estate investment trust taxable income," it will be subject to tax thereon. In addition, the Company will be subject to a four percent excise tax to the extent it fails within a calendar year to make "required distributions" to its shareholders of 85% of its ordinary income and 95% of its capital gain net income plus the excess, if any, of the "grossed up required distribution" for the preceding calendar year over the amount treated as distributed for such preceding calendar year. For this purpose, the term "grossed up required distribution" for any calendar year is the sum of the taxable income of the Company






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for the taxable year (without regard to the deduction for dividends paid) and all amounts from earlier years that are not treated as having been distributed under the provision. Dividends declared in the last quarter of the year and paid during the following January will be treated as having been paid and received on December 31.

         It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirements due to timing differences between actual receipt of income and actual payment of deductible expenses or dividends on the one hand and the inclusion of such income and deduction of such expenses or dividends in arriving at "real estate investment trust taxable income" of the Company on the other hand. The problem of inadequate cash to make required distributions could also occur as a result of the repayment in cash of principal amounts due on the Company's outstanding debt, particularly in the case of "balloon" repayments or as a result of capital losses on short-term investments of working capital. Therefore, the Company might find it necessary to arrange for short-term, or possibly long-term borrowing, or new equity financing. If the Company were unable to arrange such borrowing or financing as might be necessary to provide funds for required distributions, its REIT status could be jeopardized.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. The Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company may in certain circumstances remain liable for the four percent excise tax described above.

         The Company is also required to request annually (within 30 days after the close of the REIT's taxable year) from record holders of certain significant percentages of its shares certain written information regarding the ownership of such shares. A list of shareholders failing to fully comply with the demand for the written statements shall be maintained as part of the Company's records required under the Code. Rather than responding to the Company, the Code allows the shareholder to submit such statement to the IRS with the shareholder's tax return. The Company's Bylaws require such record holders to respond to such requests for information.

FEDERAL INCOME TAX TREATMENT OF LEASES

         The availability to the Company of, among other things, depreciation deductions with respect to the facilities owned and leased by the Company depends upon the treatment of the Company as the owner of the facilities and the classification of the leases of the facilities as true leases, rather than as sales or financing arrangements, for federal income tax purposes. The Company has not requested nor received an opinion that it will be treated as the owner of the portion of the facilities constituting real property and the leases will be treated as true leases of such real property for federal income tax purposes. Based on the conclusions of the Company and its senior management as to the values of personalty, the Company has met and plans to meet in the future its compliance with the 95% distribution requirement (and the required distribution





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requirement) by making distributions on the assumption that it is not entitled to depreciation deductions for that portion of the leased facilities which it believes constitutes personal property, but to report the amount of income taxable to its shareholders by taking into account such depreciation. The value of real and personal property and whether certain fixtures are real or personal property are factual evaluations that cannot be determined with absolute certainty under current IRS regulations and therefore are somewhat uncertain.

OTHER ISSUES

         With respect to property acquired from and leased back to the same or an affiliated party, the IRS could assert that the Company realized prepaid rental income in the year of purchase to the extent that the value of the leased property exceeds the purchase price paid by the Company for that property. In litigated cases involving sale-leasebacks which have considered this issue, courts have concluded that buyers have realized prepaid rent where both parties acknowledged that the purported purchase price for the property was substantially less than fair market value and the purported rents were substantially less than the fair market rentals. Because of the lack of clear precedent and the inherently factual nature of the inquiry, complete assurance cannot be given that the IRS could not successfully assert the existence of prepaid rental income in such circumstances. The value of property and the fair market rent for properties involved in sale-leasebacks are inherently factual matters and always subject to challenge.

         Additionally, it should be noted that Section 467 of the Code (concerning leases with increasing rents) may apply to those leases of the Company which provide for rents that increase from one period to the next.
Section 467 provides that in the case of a so-called "disqualified leaseback agreement," rental income must be accrued at a constant rate. If such constant rent accrual is required, the Company would recognize rental income in excess of cash rents and as a result, may fail to meet the 95% dividend distribution requirement. "Disqualified leaseback agreements" include leaseback transactions where a principal purpose of providing increasing rent under the agreement is the avoidance of federal income tax. Because Section 467 directs the Treasury to issue regulations providing that rents will not be treated as increasing for tax avoidance purposes where the increases are based upon a fixed percentage of lessee receipts additional rent provisions of leases containing such clauses should not be "disqualified leaseback agreements." In addition the legislative history of Section 467 indicates that the Treasury should issue regulations under which leases providing for fluctuations in rents by no more than a reasonable percentage from the average rent payable over the term of the lease will be deemed not motivated by tax avoidance; this legislative history indicates that a standard allowing a ten percent fluctuation in rents may be too restrictive for real estate leases. It should be noted, however, that leases involved in sale-leaseback transactions are subject to special scrutiny under this Section. The Company, based on its evaluation of the value of the property and the terms of the leases, does not believe it has or will have in the future rent subject to the provisions of
Section 467.

         Subject to a safe harbor exception for annual sales of up to seven properties (or properties with a basis of up to 10% of the REIT's assets) that have been held for at least four years, gain from sales of property held for sale to customers in the ordinary course of business is subject to





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a 100% tax.  The simultaneous exercise of options to acquire leased property that may be granted to certain lessees or other events could result in sales of properties by the Company that exceed this safe harbor. However, the Company believes that in such event, it will not have held such properties for sale to customers in the ordinary course of business.

DEPRECIATION OF PROPERTIES

         For tax purposes, the Company's real property acquired subsequent to its initial public offering will be depreciated over 40 years and personal property over seven years utilizing the straight-line method of depreciation. The Company's existing real property will be depreciated over the remaining lives and in accordance with the method being used by the Company prior to the initial public offering.

FAILURE TO QUALIFY AS A REIT

         If the Company fails to qualify for federal taxation purposes as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax on its taxable income at regular corporate rates (plus any applicable alternative minimum tax). Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations in the Code, eligible for the 70% dividends received deductions for corporate shareholders. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the following four taxable years. It is not possible to state whether in all circumstances the Company would be entitled to statutory relief from such disqualification. Failure to qualify for even one year could result in the Company's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

FOREIGN SHAREHOLDERS

         In general, each foreign corporation, partnership and nonresident alien individual that does not hold its, his or her shares of the Company's capital stock in connection with the conduct of a United States trade or business will be subject to a 30% tax (or lesser amount, as provided by an applicable income tax treaty) on all ordinary dividends paid with respect to such shares. The Company will be required to withhold and pay over such tax. If a foreign shareholder holds such shareholder's shares in connection with the conduct of a United States trade or business, and provides the Company with a properly executed Form 4224, such shareholder will be subject to tax on ordinary dividends in the same manner as a United States person and the REIT will not withhold any distributions to such shareholder. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a non-U.S. shareholder to the extent they do not exceed the adjusted basis of the shareholder's shares. Rather, such distributions will reduce the adjusted basis of such shares, but not below zero. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if





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

the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of the shares as described below. If, at the time the distribution was made, it cannot be determined whether the distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the same rate as a dividend. Such amounts would, however, be refundable if it is subsequently determined that such distribution was in excess of current and accumulated earnings and profits of the Company.

         To the extent a foreign shareholder receives distributions attributable to the sale or exchange of United States real property interests held by the Company, each foreign shareholder will be treated as having engaged in a United States trade or business and, therefore, will be subject to United States federal income tax in the same manner as a United States person on such distributions. The Company (or the United States nominee of a foreign shareholder) must withhold 34% of all distributions to a foreign shareholder attributable to the disposition of United States real property interests which are designated as capital gain dividends, unless the foreign shareholder has provided the Company (or the shareholder's United States nominee) with a statement claiming a withholding exemption from the Internal Revenue Service.
A foreign shareholder will be entitled to a credit against United States income tax equal to the amount so withheld.

         Generally, a foreign person will not be subject to United States income tax on any gain recognized upon a sale or exchange of such person's shares of the Company's capital stock. If, however, the Company does not qualify as a "domestically controlled REIT," a non-U.S. shareholder will be subject to tax on gain recognized upon the sale of the shares. A domestically controlled REIT is defined as a REIT in which at all times during a specified testing period less than 50% in number or value of the shares are held directly or indirectly by foreign persons. It is anticipated that the Company will qualify as a domestically controlled REIT. Non-U.S. shareholders will also be taxed on gain recognized from the sale of their shares in the Company if (i) the investment in such shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case a shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a non-resident alien who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-resident alien will be subject to a 30% tax on the individual's capital gain.

         Foreign persons contemplating an investment in the Company's securities should consult their home country tax advisors concerning the tax treatment of such investment under their home country laws, including their ability, if any, to obtain a tax credit for any United States taxes paid.





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